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                                                                   EXHIBIT 23-4


                [LEE KEELING AND ASSOCIATES, INC. LETTERHEAD]




                                        March 1, 1996





MCN Corporation
500 Griswold
Detroit, Michigan 48226

                                        Re:  MCN Corporation
                                             MCN Investment Corporation
                                             Form S-3 Registration Statement

Ladies and Gentlemen:

                The firm of Lee Keeling and Associates, Inc., Petroleum Consultants, consents to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 16, 1996, appearing in the Annual Report on Form 10-K of MCN Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                This consent may be incorporated by reference into any registration statement of MCN Corporation or MCN Investment Corporation relating to the securities included in this Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                        Very truly yours,


                                        Lee Keeling and Associates, Inc.

                                        LEE KEELING AND ASSOCIATES, INC.
                                        PETROLEUM CONSULTANTS